SETTLEMENT AGREEMENT

         This Settlement Agreement ("Settlement Agreement") is made as of this 16th day of August, 2002 (the "Execution Date"), by and between Chadmoore Wireless Group, Inc., successor in interest to Chadmoore Communications, Inc. ("Chadmoore "), and Emergency Radio Service, Inc. ("ERS"). Each of Chadmoore and ERS may be referred to herein as a "Party" and collectively as the "Parties."

         WHEREAS, Chadmoore and ERS entered into that certain Agreement dated as of June 12, 1997, and amended as of July 23, 1997 and August 5, 1997 (the "Agreement") between Chadmoore on behalf of itself and as agent for its affiliates and ERS; and

         WHEREAS, Chadmoore and ERS entered into that certain Limited Liability Company Agreement regarding PTT Communications of Ft. Wayne Limited, effective June 12, 1997, and amended as of July 23, 1997 and August 5, 1997 (the "LLC Agreement"); and

         WHEREAS, Chadmoore and ERS entered into that certain Dealer Agreement dated as of April 30, 1997 (the "Dealer Agreement" and together with the Agreement and the LLC Agreement, the "ERS/Chadmoore Agreements" ); and

         WHEREAS, by correspondence dated October 19, 2001, ERS provided notice, through counsel, to Chadmoore that ERS intended to exercise its rights to arbitration pursuant to the provisions of the Agreement (the "Arbitration Notice"); and

         WHEREAS, upon receipt of the Arbitration Notice, the American Arbitration Association ("AAA") assigned the case number 79 133 00112 01 S1R to the controversy (the "Arbitration Proceeding"); and

         WHEREAS, Chadmoore and ERS wish to enter into this Settlement Agreement to resolve all matters related to the Arbitration Proceeding, all matters related to the ERS/Chadmoore Agreements, and all other disputes between the Parties, including but not limited to all matters related to the ERS/Chadmoore Agreements.

         THEREFORE, the Parties, intending to be bound legally, in reliance upon and in consideration of the mutual covenants, releases, agreements and conditions contained herein, and subject to the provisions and terms of this Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Chadmoore and ERS agree as follows:

                                    Article I
                             Settlement of Disputes

1.01     Settlement of All Rights Under the ERS/Chadmoore Agreements.
         Chadmoore and ERS have entered into this Settlement Agreement to knowingly and voluntarily settle any and all matters related to the ERS/Chadmoore Agreements, including but not limited to, all recoupment rights, all rights to allocation/distribution of net income, profits and losses, and all rights relating to transferability, assignment, and termination (in each case, past, present, and future). Until the earlier of the date that this Settlement Agreement is terminated or the Settlement Date (as that term is defined below), Chadmoore and ERS hereby release and waive their rights to bring any arbitration or court proceeding for any and all relief of every nature and type, including injunctive and equitable relief, related to the ERS/Chadmoore Agreements. 1.02 Stay of Arbitration Proceeding. Within one (1) business day of the Execution Date, the Parties shall notify the AAA that they have entered into this Settlement Agreement and shall request that the AAA stay any further proceedings related to the Arbitration Proceeding.

1.03 No Interference with Settlement Agreement. Both Parties hereby agree that they shall take no action that, directly or indirectly, may prejudice any of the other Party's rights under this Settlement Agreement.

                                   Article II
                                Settlement Terms

2.01 Assignment of Five Channel System Assets. On or before the Settlement Date, Chadmoore shall assign, transfer, convey and deliver to ERS all of Chadmoore's right, title and interest in and to the Assets, as hereinafter defined, free and clear of all pledges, options, security interests, charges, liens, liabilities, claims, mortgages, obligations, restrictions, or other encumbrances of any kind or nature (collectively, "Liens"):

                  (a) The licenses issued by the Federal Communications Commission ("FCC") covering the operation of specialized mobile radio ("SMR") stations WPEN275 and WPEQ437 (the "Licenses") and all other governmental permits and other authorizations necessary or desirable to operate the system used to provide wireless communications services in the Fort Wayne, Indiana area on the frequency assignments (the "Channels") 853.1625 MHz, 852.0625 MHz, 854.1625 MHz,
                           854.7125 MHz and 853.7125 MHz (the "Five Channel System");

                  (b) the radio transmission and control equipment used to operate the Five Channel System, including the receivers and transmitters, as listed on Exhibit A hereto;

                   (c) at ERS' election , all rights and benefits of Chadmoore in the antenna site leases and ground lease covering the antenna structures and associated facilities operated by Chadmoore in connection with the System (collectively, the "Site Leases"), subject to the approval of the lessor of the Site Leases, if required, copies of which are attached hereto as Exhibit B hereto, provided, however, that if ERS elects not assume the Site Leases, it is the obligation of ERS to arrange for cancellation of the Site Leases;

                  (d) all rights, contracts, commitments, and agreements, whether written or oral, with persons, firms, partnerships, trusts, associations, corporations or other entities for the provision of services to customers of the Five

                           Channel System (the "Assumed Contracts"), copies of which shall be provided to ERS by Chadmoore within ten (10) business days of the Execution Date;

                  (e) all books, files, records, customer lists, customer records, supplier lists, mailing lists, equipment repair, maintenance or service records, FCC records and all other information relating to the operation of the Five Channel System, copies of all of which shall be provided to ERS by Chadmoore within ten (10) business days of the Execution Date;

                  (f) all accounts receivable and notes receivable related to the Five Channel System for the period after the Settlement Date, except as otherwise provided herein;

                  (g) all prepaid assets of Chadmoore relating to the Five Channel System, a listing of which shall be provided to ERS by Chadmoore within ten (10) business days of the Execution Date; and

                  (h) the goodwill and any other intangible assets used or usable in connection with the Five Channel System.


         All of the foregoing, together with any other assets, security deposits, prepaid items, goodwill and rights related to the Five Channel System of every nature, kind and description, tangible or intangible, wheresoever located, and used or usable in the operation of the Five Channel System, or which constitute the operation of the Five Channel System are referred hereto as the "Assets".

2.02 Excluded Assets. Notwithstanding any other provision of this Settlement Agreement, the assignment of the Assets of the Five Channel System to ERS shall not include any other assets of Chadmoore, including any cash or cash equivalents.

2.03 Assumption of Certain Liabilities. On the terms and subject to the conditions set forth herein, from and after the Settlement Date, ERS will assume and satisfy or perform when due only the following debts, liabilities, obligations and commitments relating to the operation of the Five Channel System as a going concern:

                  (a) the Site Leases and the Assumed Contracts, but only to the extent that the obligations of the Seller thereunder relate to periods following the Settlement Date; and

                  (b) liabilities and obligations of Chadmoore under the Licenses but only to the extent that such liabilities and obligations relate to periods following the Settlement Date.

          Except for the foregoing (the "Assumed Liabilities"), ERS shall not assume, or in any way be responsible for, or liable with respect to, any debts, liabilities or obligations of

         Chadmoore, whether arising out of or in connection with the Assets, whether fixed, contingent or otherwise, known or unknown.

2.04 Submission of Applications. Within five (5) business days of the Execution Date, Chadmoore shall initiate the submission of one or more applications, using the FCC's Universal Licensing System ("ULS"), seeking FCC consent to the assignment of the Licenses from Chadmoore to ERS (the "Assignment Applications") and shall provide ERS with written notice of such initiation of the Assignment Applications. Within five
         (5) business days of its receipt of notification from Chadmoore that Chadmoore has caused the initiation of the Assignment Applications, ERS shall complete the assignee portion of the Assignment Applications via the ULS and shall provide written notice to Chadmoore of its completion of the assignee portion of the Assignment Applications. Within five (5) business days of its receipt of notification from ERS of ERS's completion of the assignee portion of the Assignment Applications, Chadmoore shall complete the submission of the Assignment Applications via the ULS and shall provide ERS of written notice of such completion. Written notice regarding the process of submission of the Assignment Application may be provided electronically.

2.05 Management Agreement. Simultaneously with the execution of this Settlement Agreement, Chadmoore and ERS shall enter into a Management Agreement, in the form attached hereto as Exhibit C, pursuant to which ERS shall manage the Five Channel System between September 1, 2002 and the Settlement Date.

2.06 Settlement Payment. Within two (2) business days of the Execution Date, Chadmoore shall deposit, with Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (the "Escrow Agent"), the sum of Three Hundred Seventy Five Thousand Dollars ($375,000) (the "Settlement Payment") to be held in escrow pursuant to an Escrow Agreement, in the form attached hereto as Exhibit C (the "Escrow Agreement"). On the Execution Date, ERS, Chadmoore and the Escrow Agent shall execute the Escrow Agreement. On the Settlement Date, the Settlement Payment, and all interest thereon, shall be released by Escrow Agent to ERS. The Parties agree that the Settlement Payment shall be considered a payment by Chadmoore to ERS for ERS's sale of its interest in PTT Communications of Ft. Wayne Limited.

2.07 Exchange of Releases. On the Settlement Date, the Parties shall execute the Mutual Release and Termination (the "Mutual Release") in the form attached hereto as Exhibit E.

2.08 Settlement Date. The Settlement (the "Settlement") provided for herein shall take place, as the Parties may mutually agree, via telephone, confirmed facsimile, U.S. first class mail, overnight courier, or in person, at a location mutually agreed upon by the Parties. The Settlement shall take place within five (5) business days after the later of: (a) the date upon which the FCC's order effecting the assignment of all of the Licenses to ERS becomes a Final Order (as defined below); or (b) the satisfaction of all other conditions specified in Article V hereof (the "Settlement Date").

                                   Article III

                         REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of Chadmoore. Chadmoore hereby represents and warrants to ERS each of the following:

                  (a) Authority. Chadmoore is duly organized as a corporation dissolved in 2002, under the laws of Colorado, validly existing, and has all requisite power and authority and the legal right, to execute, deliver and perform this Settlement Agreement. Chadmoore is the lawful, beneficial and exclusive owner of the Assets and Chadmoore has the unrestricted right to sell or cause the sale of such Assets and to assign the Assumed Contracts to ERS at the Settlement Date free and clear of all Liens. This Settlement Agreement constitutes the legal, valid and binding obligation of Chadmoore enforceable in accordance with its terms against Chadmoore except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) No Restrictions Against Performance. (i) Neither the execution, delivery, nor performance of this Settlement Agreement by Chadmoore, nor the consummation of the Settlement contemplated hereby will violate any provisions of, create any conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien or condition under any agreement, document, contract, judgment, or regulation by any governmental agency to which Chadmoore is bound. (ii) Other than ERS, no person or entity holds or has been granted a right of first refusal or option to purchase the Assets, the Five Channel System or any part thereof. (iii) The License(s) are free and clear of all Liens, of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including without limitation any rights of first refusal as to the Licenses except as set forth herein; (iv) There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than ERS to acquire any interest in all, or any part of, the Assets.

                  (c) Equipment. The tangible assets are in good working order and repair, subject to ordinary wear and tear, and are sufficient to operate the Five Channel System as currently operated.

                  (d) Customer Contracts. (i) None of the Assumed Contracts obligates Chadmoore to the provision of service to any customer under any free, below-market or commercially unfavorable rates or in barter for any other goods or services; and (ii) Chadmoore is not in default under any of the Assumed Contracts.

                  (e) Third-Party and Governmental Consents. Except as set forth elsewhere in this Settlement Agreement, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of Chadmoore in connection with the execution of this Settlement Agreement or the consummation of the transaction contemplated hereby.

                  (f) FCC Matters. (i) the Licenses are valid, in full force and effect and in good standing with the FCC and the licensee thereof is in compliance with all applicable federal statutes, rules, regulations and policies applicable to Chadmoore, the Licenses or the Five Channel System; (ii) the Five Channel System is fully constructed and operational as required by FCC regulations; (iii) there is no pending or, to the best of Chadmoore's knowledge, threatened action by the FCC or any other governmental agency or third party to suspend, revoke, terminate or challenge any of the Licenses or otherwise investigate the operation of the Five Channel System.

                  (g) Orders and Decrees. Neither Chadmoore nor the Licenses are subject to any judicial or administrative order, ordinance or zoning restriction which would adversely affect, or impose any condition on, Chadmoore, the License(s) or the Settlement contemplated hereby.

                  (h) Litigation. Other than the Arbitration, there is no judicial or administrative action, suit or proceeding, pending or, to the best knowledge of Chadmoore, threatened against or relating to Chadmoore, or the transaction contemplated hereby, before any federal, state or local court, arbitration tribunal or governmental authority which could, individually or in the aggregate adversely affect the transaction contemplated hereby.

                  (i) Broker's Fees. No agent, broker or other person acting pursuant to the express or implied authority of Chadmoore is entitled to make any claim against ERS as a result of any action by Chadmoore, for a commission or finder's fee. Chadmoore agrees to indemnify ERS against any claim for any such commission or finder's fee made by any agent, broker or other person acting pursuant to the express or implied authority of Chadmoore.

                  (j) No Misstatements or Omissions. None of the information or documents furnished or to be furnished by Chadmoore to ERS and no representation or warranty made in this Settlement Agreement or in any agreement, document or instrument contemplated hereby, is or will be knowingly false or misleading as to any material fact, or omits or will omit to state a material fact required to make any of the statements made therein not misleading in any material respect.

3.02 Representations and Warranties of ERS. ERS hereby represents and warrants to Chadmoore each of the following:

                  (a) Authority. ERS is a corporation duly organized, validly existing, and in good standing under the laws of Indiana. ERS has all requisite power, authority and the legal right to execute, deliver and perform this Settlement Agreement. ERS's execution, delivery, and performance of this Settlement Agreement has been duly and validly authorized by all necessary action on the part of the ERS. This Settlement Agreement constitutes the legal, valid and binding obligations of ERS enforceable in accordance with their terms against ERS except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                   (b) No Restrictions Against Performance. Neither the execution, delivery, nor performance of this Settlement Agreement by ERS, nor the consummation of the transaction contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, create any conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under (i) any and all organizational documents of ERS; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is or may be applicable to ERS;
(iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which ERS is a party or by which ERS is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which ERS is or may be bound.

                  (c) FCC and Other Qualifications. ERS is legally qualified under all relevant laws and regulations to hold the License(s) and to receive any authorization from any other federal, state or local regulatory or governmental authority necessary to consummate the transaction contemplated hereby.

                  (d) Third-Party and Governmental Consents. Except for the approval of the FCC, and as set forth elsewhere in this Settlement Agreement, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of ERS in connection with the execution of this Settlement Agreement or the consummation of the transaction contemplated hereby.

                  (e) Litigation. There is no judicial or administrative action, suit or proceeding, pending or, to the best knowledge of ERS, threatened against or relating to ERS, or the Settlement contemplated hereby, before any federal, state or local court, arbitration tribunal or governmental authority which could, individually or in the aggregate adversely affect ERS or the Settlement contemplated hereby.

                  (f) Broker's Fees. No agent, broker or other person acting pursuant to the express or implied authority of ERS is entitled to make any claim against Chadmoore as a result of any action by ERS, for a commission or finder's fee. ERS agrees to indemnify Chadmoore against any claim for any such commission or finder's fee made by any agent, broker or other person acting pursuant to the express or implied authority of ERS.

                  (g) No Misstatements or Omissions. The information and documents furnished or to be furnished by ERS to Chadmoore and the representations and warranties made in this Settlement Agreement or in any other agreement, document or instrument contemplated hereby, taken as a whole, are not false or misleading as to any material fact, and do not omit to state a material fact required to make any of the statements made therein not misleading in any material respect.

                                   Article IV

                                    COVENANTS

4.01     Chadmoore's Covenants.  Chadmoore hereby covenants and agrees that:

                   (a) Conduct of Business. From the Execution Date until the Settlement Date, Chadmoore shall:

                           (i) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Five Channel System including, but not limited to, the Communications Act of 1934 and any rules or regulations promulgated thereunder;

                           (ii) not enter into or assume any agreement, contract or commitment, related to the Five Channel System or the Assets, without the written approval of ERS;

                           (iii) not dispose of any Assets, or commit to dispose of any Assets other than in the ordinary course of business or as contemplated by this Settlement Agreement or the Management Agreement, without the written approval of ERS;

                           (iv) not, except in the ordinary course of business and in accordance with past practices or as contemplated by this Settlement Agreement or the Management Agreement, modify or terminate any of the Site Leases or Assumed Contracts;

                           (v) except as contemplated by this Settlement Agreement or the Management Agreement, take all actions necessary to ensure the continued validity of the Licenses; and

                           (vi) not take any other action which would have a material adverse effect on any of the Assets or the Five Channel System, including without limitation the value thereof.

                  (b) Access and Information. To the extent ERS reasonably deems necessary for purposes of this Settlement Agreement, Chadmoore shall afford ERS, its officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the Settlement Date, to its facilities, books and records relating to the Assets and the Five Channel System. Chadmoore shall cause its representatives to furnish to ERS such additional financial and operational data and other information as ERS may, from time to time, reasonably request. Such access shall be afforded during normal business hours after reasonable notice and shall not unreasonably interfere with Chadmoore's operations. From and after the Settlement Date, Chadmoore shall cooperate with ERS in such reasonable ways as ERS may request to allow ERS's auditors to audit the Five Channel System's operations relating to periods prior to the Settlement Date, including, without limitation, signing such management representation letters as such auditors may require for the audit.

                  (c) No Shop. Chadmoore agrees that, from the date hereof until the Settlement Date or termination of this Settlement Agreement pursuant to
Article VIII hereof, neither it nor any of its agents will take any action, directly or indirectly, to solicit indications of interest in, or offers for, the sale of the Assets from anyone other than ERS, or provide any information to or engage in discussions or negotiations with anyone other than ERS relating to any sale of the Assets. Chadmoore agrees promptly to inform ERS of any offers or solicitations to purchase the License(s), including the terms thereof, made by any third party.

                  (d) Third Party Consents. Chadmoore shall obtain prior to the Settlement Date, all consents and approvals of third parties or governmental agencies for the transfer of the Assets to ERS.

                  (d) Accounting Functions. Chadmoore shall provide to ERS such assistance in the transfer of the financial and accounting records related to the operation of the Five Channel System as may be reasonably requested by ERS to facilitate the transfer of the accounting functions to ERS.

         4.02     ERS's Covenants.  ERS hereby covenants and agrees that:

                   (a) Access to Books and Records. From and after the Settlement Date, ERS shall afford Chadmoore and its representatives access to the books and records of the Five Channel System operations relating to periods prior to the Settlement Date as reasonably necessary to enable Chadmoore to prepare tax returns and other governmental filings, defend or prosecute litigation or for any other legitimate purpose. Such access shall be afforded during normal business hours after reasonable notice and shall not unreasonably interfere with ERS's operations.

                  (b) Cooperation. ERS shall cooperate with Chadmoore in obtaining all necessary consents and approvals of third parties or governmental agencies for the transfer of the Assets to ERS.

         4.03 Covenants of Both Parties. The Parties hereto covenant and agree that:

                  (a) Disclosure to Parties. If any of the Parties should become aware, prior to the Settlement Date, that any of its representations, warranties or covenants is inaccurate or incapable of being performed, such party shall promptly give written notice of such inaccuracy or incapability to the other party; provided, however, that nothing contained in this Section 4.03(a) shall relieve the party bound by such representation, warranty or covenant from complying with such representation, warranty, or covenant.

                  (b) Confidentiality. Prior to the Settlement Date, both parties agree to use their best efforts to keep the existence and terms of this Settlement Agreement confidential, including but not limited to the nature and amount of the consideration, and any and all information with respect to ERS and Chadmoore; provided, however, that each party may disclose such information to its lawyers, accountants, and other representatives or as required by law or regulation or by a court of competent jurisdiction.

                  (c) Further Assurances. At and after the Settlement Date, each of the Parties hereto agrees to execute all documents and instruments and to take or to cause to be taken all actions, which are necessary or appropriate to complete the transaction contemplated by this Settlement Agreement, including, but not limited to taking any actions reasonably required to cause the cancellation of Short Space Licenses as described in Section 5.01(c) of this Settlement Agreement.

                                    ARTICLE V
                              SETTLEMENT CONDITIONS

         5.01 Conditions to Obligations of ERS. The obligations of ERS hereunder to be performed at or before the Settlement Date shall be subject to the satisfaction by Chadmoore, or waiver in writing by ERS, of the following conditions at or prior to the Settlement Date:

                   (a) Representations, Warranties and Obligations. All representations and warranties of Chadmoore contained in this Settlement Agreement shall be true and correct as of the date hereof and until and through the Settlement Date. Chadmoore shall have performed and complied with all of its covenants and obligations under this Settlement Agreement.

                  (b) FCC Consent. The FCC shall have granted its consent to the assignment of the License(s) to ERS, such FCC consent having become a Final Order. For purposes of this Settlement Agreement, Final Order shall be defined as an action by the FCC with respect to which no action, request for stay, petition for rehearing, reconsideration or appeal is pending, and as to which the forty (40) day period for filing any request, petition or appeal has expired and with respect to which the time for agency action taken on its own motion has expired; or in the event of the filing of such request, petition or appeal, an action which shall have been reaffirmed or upheld and with respect to which the time for seeking further administrative review shall have expired without the filing of any such action for further review.

                  (c) Cancellation of Co-Channel Licensees. There shall be no licenses issued by the FCC to Chadmoore or to an entity that obtained such licenses based on Chadmoore's concurrence, that permit operation on the Channels closer than otherwise allowed by the FCC's rules without concurrence from co-channel licensees to the base station location(s) designated on the Licenses ("Short Space Licenses"). Any Short Space Licenses that existed prior to the Settlement Date shall have been cancelled by Final Order.

                  (d) Assignment of Assumed Contracts and Site Leases. All of the Assumed Contracts and, if ERS elects, the Site Leases that may be assigned, shall have been assigned to ERS.

                  (e) No Material Adverse Change. There shall not have been any material adverse change in any of the Assets or the Five Channel System unless such change results from ERS's management of the Five Channel System pursuant to the Management Agreement.

                  (f) Absence of Natural Disasters. The Five Channel System and the Assets shall not have been, and shall not be seriously threatened to be, materially adversely affected in any way as a result of fire, explosion, disaster, earthquake, accident, labor dispute, any action by the United States of America, the state of Indiana or any other government or governmental authority, domestic or foreign, flood, riot, act of war, civil disturbance, or act of God.

                  (g) Release of Liens. All liens, claims and encumbrances on or to the Assets shall have been released to the satisfaction of ERS.

                  (h) Delivery of Possession. Chadmoore shall have delivered possession of the tangible Assets to ERS as represented in the Bill of Sale to be delivered by Chadmoore to ERS pursuant to the provisions of Section 6.01(a) of this Settlement Agreement.

                   (i) Deliveries. Chadmoore shall have taken the actions specified in Section 6.01 hereof.

         5.02 Conditions to Obligations of Chadmoore. The obligations of Chadmoore hereunder to be performed at or before the Settlement Date shall be subject to the satisfaction by ERS, or waiver in writing by Chadmoore, of the following conditions at or prior to the Settlement Date:

                  (a) Representations and Warranties. All representations and warranties of ERS contained in this Settlement Agreement shall, except as expressly provided herein, be true and correct as of the date hereof, and until and through the Settlement Date. ERS shall have performed and complied with all of its covenants and obligations under this Settlement Agreement.

                  (b) Deliveries. ERS shall have taken the actions specified in
Section 6.02 hereof.

                                   ARTICLE VI

                              SETTLEMENT DELIVERIES

         The following deliveries shall be made by the respective parties at the Settlement Date:

         6.01 Chadmoore's Deliveries. Chadmoore shall deliver to ERS each of the following items at or prior to the Settlement Date:

                  (a) Bill of Sale. One or more Bills of Sale from Chadmoore conveying to ERS the Assets, free and clear of any and all Liens of any nature;

                  (b) Escrow Release Instructions. Instructions to the Escrow Agent to release the Settlement Payment, with any interest accrued thereon, to ERS.

                   (c) Mutual Release and Termination. A copy of the Mutual Release, signed by an authorized officer of Chadmoore.

                   (d) Consents and Approvals. Evidence reasonably satisfactory to ERS that all necessary consents and approvals of third parties and governmental agencies to the transfer of the Assets to ERS have been obtained on terms reasonably satisfactory to ERS.

                  (e) Notification of Termination of Arbitration Proceeding. A notification to the AAA that the Arbitration Proceeding should be terminated.

                  (f) Other Documents. Such other documents, assignments, bills of sale, instruments of conveyance, and certificates as may be reasonably required by ERS to consummate this Settlement Agreement and the Settlement contemplated herein.

         6.02 ERS's Delivery. ERS shall deliver to Chadmoore each of the following items at or prior to the Settlement Date:

                  (a) Escrow Release Instructions. Instructions to the Escrow Agent to release the Settlement Payment to ERS.

                  (b) Mutual Release and Termination. A copy of the Mutual Release, signed by an authorized officer of ERS.

                  (c) Notification of Termination of Arbitration Proceeding. A notification to the AAA that the Arbitration Proceeding should be terminated.

                  (d) Other Documents. Such other documents and certificates as may be reasonably required by Chadmoore to consummate this Settlement Agreement and the Settlement contemplated hereby including evidence reasonably satisfactory to Chadmoore that the Site Leases have been terminated by action of ERS prior to the Settlement Date, in the event that ERS elects not to assume the Site Leases.

                                   ARTICLE VII

                                 INDEMNIFICATION


         7.01 Indemnification by Chadmoore. Chadmoore agrees to defend, indemnify and hold ERS harmless from and against any and all losses, liability, damages, costs, or expenses incurred by ERS (including reasonable attorneys' fees, penalties and interest) resulting from, arising out of, or incurred as a result of: (a) the inaccuracy of any representation made by Chadmoore herein, or in accordance herewith, (b) the breach of any warranty or covenant made by Chadmoore herein or in accordance herewith; (c) Chadmoore's ownership of the Assets or


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
operation of the Five Channel System prior to the Settlement Date, except to the extent of ERS's operation of the Five Channel System prior to the Settlement Date pursuant to the Management Agreement; and (d) any debt, liability or obligation of Chadmoore of any kind or nature. The foregoing agreement by Chadmoore to indemnify ERS shall continue without expiration, except as provided by law.

         7.02 Indemnification by ERS. ERS agrees to defend, indemnify and hold Chadmoore harmless from and against any and all losses, liability, damages, costs, or expenses incurred by Chadmoore (including reasonable attorneys' fees, penalties and interest) resulting from, arising out of, or incurred as a result of: (a) the inaccuracy of any representation made by ERS herein or in accordance herewith, (b) the breach of any warranty or covenant made by ERS herein or in accordance herewith, or (c) ERS's ownership of the Assets or operation of the Five Channel System after the Settlement Date. The foregoing agreement by ERS to indemnify Chadmoore shall continue without expiration, except as provided by law.

         7.03 Notice of Claims. ERS and Chadmoore each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof. If any third party asserts a claim against a party hereto which, if true, would give rise to a claim for indemnification hereunder, the Party against whom the claim is asserted shall be entitled to be indemnified against the costs and expenses of defending the claim, whether or not the claimant ultimately prevails.

                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination Upon Mutual Consent. This Settlement Agreement may be terminated at any time upon mutual consent of the ERS and the Chadmoore. Upon such termination: (i) neither of the Parties hereto, nor any of their agents or successors in interest, shall have any liability or further obligation to the other party or any of its agents or successors in interest pursuant to this Settlement Agreement; and (ii) the Parties shall instruct the Escrow Agent to release the Settlement Payment plus interest; and (iii) the Parties shall cooperate in withdrawing any pending applications or submitting any additional applications to the FCC, to return the Parties to their respective positions prior to the execution of this Settlement Agreement.

         8.02     Termination by Chadmoore.

                  (a) Upon Breach by ERS. In the event that ERS fails to comply with any material term or obligation or breaches any representation or warranty contained in this Settlement Agreement in any material respect and does not cure such failure or breach within ten (10) days of receiving written notice from Chadmoore thereof, then Chadmoore may at its option, by written notice to ERS, terminate this Settlement Agreement. In the event of termination pursuant to this section 8.02(a): (i) the Parties shall instruct the Escrow Agent to release the Settlement Payment plus interest to Chadmoore; and (ii) the Parties shall cooperate in withdrawing any pending applications or submitting any additional applications to the FCC, to return the parties to their respective positions prior to the execution of this Settlement Agreement.

                  (b) Upon Failure of Condition. In the event that, within two hundred seventy (270) days of the Execution Date, any condition to the obligations of Chadmoore as set forth in Section 5.02 is not fulfilled and such nonfulfillment does not constitute a breach of a representation, warranty or covenant of Chadmoore, Chadmoore may terminate this Settlement Agreement by written notice to ERS. In the event of termination pursuant to this Section 8.02(b): (i) neither of the Parties nor any of their agents or successors in interest shall have any liability or further obligation to the other Party or any of its agents or successors in interest pursuant to this Settlement Agreement; (ii) the parties shall instruct the Escrow Agent to release the Settlement Payment plus interest to ERS; and (iii) the parties shall cooperate in withdrawing any pending applications or submitting any additional applications to the FCC to return the Parties to their respective positions prior to this execution of this Settlement Agreement.

         8.03     Termination by ERS.

                   (a) Upon Breach by Chadmoore. In the event that Chadmoore fails to comply with any material term or obligation or breaches any representation or warranty contained in this Settlement Agreement in any material respect and does not cure such failure or breach within ten (10) days of receiving written notice thereof, then ERS may at its option by written notice to Chadmoore terminate this Settlement Agreement. In the event of termination pursuant to this section 8.03(a): (i) the Parties shall instruct the Escrow Agent to release the Settlement Payment plus interest to ERS; and (ii) the Parties shall cooperate in withdrawing any pending applications or submitting any additional applications to the FCC, to return the Parties to their respective positions prior to the execution of this Settlement Agreement.

                  (b) Upon Failure of Condition. In the event that, within two hundred seventy (270) days of the Effective Date, any condition to the obligations of ERS as set forth in Section 5.01 is not fulfilled and such nonfulfillment does not constitute a breach of a representation, warranty or covenant of ERS, ERS may terminate this Settlement Agreement by written notice to Chadmoore. In the event of termination pursuant to this Section 8.03(b): (i) neither of the Parties nor any of their agents or successors in interest shall have any liability or further obligation to the other Party or any of its agents or successors in interest pursuant to this Settlement Agreement; (ii) the parties shall instruct the Escrow Agent to release the Settlement Payment plus interest to Chadmoore; and (iii) the parties shall cooperate in withdrawing any pending applications or submitting any additional application to the FCC to return the Parties to their respective positions prior to this execution of this Settlement Agreement.

         8.04 Remedies. In the event that this Settlement Agreement is terminated pursuant to Sections 8.02(a) or 8.03(a) of this Settlement Agreement, nothing in this Settlement Agreement shall be construed as limiting remedies available to the parties by principles of law or equity for any breach occurring prior to termination. ERS shall not be limited to the Settlement Payment in any action it may bring against Chadmoore for breach of this Settlement Agreement.

         8.05 Specific Performance. The parties agree and acknowledge that, due to the unique nature of the subject matter of this Settlement Agreement, ERS would be irreparably damaged in the event of a breach of this Settlement Agreement by Chadmoore, which damage could not be adequately compensated except by specific performance of this Settlement Agreement. In the event that Chadmoore refuses to perform, or otherwise breaches, this Settlement Agreement, it is agreed that ERS shall have, in addition to any other rights available to it pursuant to this Article VIII, the right to obtain temporary or permanent injunctive relief, including but not limited to, specific performance of any and all obligations of Chadmoore without any showing of actual damage or inadequacy of legal remedy.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01 Expenses. Except as otherwise expressly provided herein, each Party to this Settlement Agreement shall pay its own expenses (including without limitation the fees and expenses of its agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Settlement Agreement.

         9.02 Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of Chadmoore, ERS and their respective successors and permitted assigns, but shall not be assignable or delegable in whole or in part by either party without the prior written consent of the non-assigning party, such consent not to be unreasonably withheld.

         9.03 Waiver. No provision of this Settlement Agreement shall be deemed waived by course of conduct, including the act of Settlement, unless such waiver is made in a writing signed by both parties stating that it is intended specifically to modify this Settlement Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Settlement Agreement, whether of a similar or dissimilar nature.

         9.04 Entire Agreement. Except as specifically indicated herein, this Settlement Agreement constitutes the entire agreement by and among the parties regarding the transactions contemplated hereunder and there are no agreements or commitments except as expressly set forth herein. The representations and warranties of the Parties in this Settlement Agreement shall survive the Settlement Date.

         9.05 Denial of Liability. This Settlement Agreement does not constitute an admission of wrongdoing by any Party and the Parties expressly deny any liability in connection with the ERS/Chadmoore Agreements.

         9.06 Risk of Loss. Each of the parties hereto hereby acknowledges and agrees that the risk of loss, damage or destruction of the Assets shall be upon the Chadmoore until the Settlement Date and after the Settlement Date shall pass to ERS.



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
         9.07 Notices. All notices, demands, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service. Notices shall be sent to the parties at the following addresses (or such other address as any Party may specify in a notice to the other Party):

         (a)        if to Chadmoore , to:

                             2875 E. Patrick Lane
                             Suite G
                             Las Vegas, NV 89120
                             Attn:  Rick Rhodes
                             Phone: 702-740-5633
                             Fax: 702-740-5643

                    With a copy, which shall not constitute notice, to:

                             Lionel Sawyer & Collins
                             1700 Bank of America Plaza
                             300 South Fourth Street
                             Las Vegas, NV 89101
                             Attention: Elizabeth Brennan, Esq.
                             Phone: 702-383-8888
                             Fax: 702-383-8845

(b)                 if to ERS, to:

                             P.O. Box 110
                             9144 N 900 W
                             Ligonier, IN 46767
                             Attn.: Brian Hull
                             Phone: 219-984-4145
                             Fax: 219-894-7581
                             With a copy, which shall not constitute
                             notice, to:

                             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Ave., N.W.
                             Washington, D.C. 20004
                             Attention: Russell H. Fox, Esq.
                             Telephone: 202-434-7300
                             Facsimile: 202-434-7400







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
         9.08 Amendments, Supplements, Etc. This Settlement Agreement may be amended or modified only by a written instrument executed by both parties, which states specifically that it is intended to amend or modify this Settlement Agreement.

         9.09 Arbitration. Except as otherwise provided herein, any controversy or claim arising out of or relating to this Settlement Agreement or the breach thereof shall be settled pursuant to the procedures applicable to the existing Arbitration Proceeding, employing the Hon. Lester Berkson.

         9.10 Applicable Law. This Settlement Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of Nevada without giving effect to the principles of conflict of laws thereof.

         9.11 Titles and Headings. Titles and headings to sections hereof are inserted for convenience of reference only, and are not intended to be a part of, or to affect the meaning or interpretation of, this Settlement Agreement.

         9.12 Exhibits and Schedules. Exhibits, Schedules and other documents referred to in this Settlement Agreement are an integral part of this Settlement Agreement.

         9.13 Severability. The provisions of this Settlement Agreement are severable and in the event that any one or more of the provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

         9.14 Execution in Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date last written below.



CHADMOORE WIRELESS GROUP, INC.               EMERGENCY RADIO SERVICE, INC.



By: ______________________________           By:  _____________________________
Name:                                        Name:   Brian Hull
Title:                                       Title:   President
Date:  August 16, 2002                       Date: August 16, 2002